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                                                                   EXHIBIT 10.52

                                                                  EXECUTION COPY

                                DELTA CONNECTION
                                    AGREEMENT

          This Agreement (this "Agreement"), dated and effective the 7th day of June, 2002, is between Delta Air Lines, Inc., 1030 Delta Boulevard, Atlanta, Georgia 30320 ("Delta") Chautauqua Airlines, Inc. ("Chautauqua" or "Operator"), 2500 S. High School Road, Suite 160, Indianapolis, Indiana 46241 and Republic Airways Holdings, Inc. ("Republic"), 2500 S. High School Road, Suite 160, Indianapolis, Indiana 46241.

          WHEREAS, Delta operates the Delta Connection program; and

          WHEREAS, Operator desires for Delta to perform and provide various marketing, schedule and fare related, and other services for Chautauqua in connection with the Delta Connection program; and

          WHEREAS, Delta desires for Operator to operate the Aircraft (as hereinafter defined) as a Delta Connection Carrier in connection with the Delta Connection program; and

          WHEREAS, Delta is willing to perform and provide various marketing, schedule and fare related, and other services for Chautauqua in connection with the Delta Connection program; and

          WHEREAS, this Agreement will enhance the ability of Operator and Delta to serve the public and the communities that they serve or may choose to serve; and

          NOW, THEREFORE, for and in consideration of the mutual undertakings set for herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Delta, Operator and Republic, intending to be legally bound, hereby agree as follows:

ARTICLE 1. FARES AND RULES PUBLICATION.

A. DELTA CONNECTION PROGRAM AND APPOINTMENT OF DELTA AS AGENT. Chautauqua hereby appoints Delta as its agent to publish its fares, schedules and related information under Delta's two letter flight designator code in city pairs specified by Delta on the fifteen (15), including one (1) spare, Embraer ERJ 135 aircraft and seven (7) Embraer ERJ 145 aircraft set forth on EXHIBIT A attached hereto and any other aircraft subsequently agreed by the parties to be operated by Chautauqua (collectively, the "Aircraft"), and Delta hereby accepts such appointment. Delta hereby grants Chautauqua the authority to operate as a Delta Connection Carrier, and Chautauqua hereby accepts such grant, to conduct air transportation operating the Aircraft utilizing certain services together with certain trademarks and service marks owned by Delta or which Delta has the right to use, all as provided herein.

B. FARES, RULES AND SEAT INVENTORY. Delta, in its sole discretion, shall establish and publish all fares and related tariff rules for all seats on the Aircraft, including fares and rules for local traffic in

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Certain portions of this exhibit have been omitted pursuant to a request for confidential treatment under Rule 406 of the Securities Act. The omitted materials have been filed separately with the Securities and Exchange Commission.
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the city pairs served by such Aircraft. Operator shall not schedule the
Aircraft, nor publish any fares, tariffs, or related information for the Aircraft. In addition, Delta will control all seat inventory and revenue management decisions for the Aircraft.

C. SCHEDULES PUBLICATION. Delta, in its sole discretion, shall establish and publish all schedules for the Aircraft, including city-pairs served, frequencies, and timing of scheduled departures. Chautauqua shall operate the Aircraft in the city pairs designated by Delta, subject to the frequency, scheduling and other requirements established by Delta from time to time and in a manner at least comparable to Chautauqua's operational standards as of the date hereof.

     Delta will notify Chautauqua of schedule times, frequencies and related information for the Aircraft as sufficiently in advance of the schedule publication date so that the information can be properly disseminated to Chautauqua for pilot and flight attendant staffing, and related operational requirements. In all cases schedules shall make reasonable accommodation for Chautauqua's operational needs, including without limitation, crew overnights and maintenance requirements for the Aircraft.

     In the event Delta changes the hub location served by the Aircraft from Orlando (MCO) to another location, Delta shall provide Chautauqua with 90 days prior written notice of such change and Delta and Chautauqua shall meet as soon as practicably possible to review and revise the Direct Costs and corresponding Base Compensation as a result of such change in the manner provided in Section 4(E) hereof. In the event Delta opens or closes a non-hub station served or to be served by Chautauqua, Delta shall provide Chautauqua with 60 days prior written notice of such opening or closing unless such station is staffed by, or to be staffed by, Chautauqua, in which case Delta shall provide Chautauqua with 90 days prior written notice of such opening or closing.

     Notwithstanding any other provision of this Agreement, Delta shall not change the hub location served by Chautauqua to STL, MEM, BNA, MCI or any other location within 50 statute miles of St. Louis, Missouri.

ARTICLE 2. EXCLUSIVITY.

A. With the exception of (i) aircraft operated or committed to be operated for American Airlines ("AA"), America West Airlines ("HP") and US Airways ("US") pursuant to (a) codeshare agreements in place as of the date hereof between Operator and each such carrier (each such agreement, an "Existing Codeshare Agreement," and such agreements, collectively, the "Existing Codeshare Agreements," and such aircraft, collectively, the "Committed Aircraft"), or (b) any amendment to or modification of a Existing Codeshare Agreement, including an agreement with a successor to such carrier that assumes an Existing Codeshare Agreement by operation of law, in each case that does not increase the number of aircraft that is subject to such Existing Codeshare Agreement beyond the number of Committed Aircraft and the Option Aircraft (as defined below) subject to the Existing Codeshare Agreement prior to such amendment or modification (a "Permitted Codeshare Amendment"), (ii) the following option aircraft allocated to existing Chautauqua codeshare partners as follows: AA-20 options, HP-12 options and US-25 options (collectively, the "Option Aircraft"), (iii) subject to the rights and restrictions set forth below in Section 2(D), any Committed Aircraft and/or Option Aircraft

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that need to be repositioned with another carrier due to the termination (on whole or in part) or breach of an Existing Codeshare Agreement or a Permitted Codeshare Amendment (the "Repositioned Aircraft" and together with the Committed Aircraft and the Option Aircraft, the "Excluded Aircraft"), and (iv) any Excluded Aircraft that are operated under a Reverse Codeshare Agreement (as defined below), Operator agrees to list its flights only under Delta's code during the Term of this Agreement (the "Delta Connection Flights"). For purposes of this Agreement, a "Reverse Codeshare Agreement" is an agreement pursuant to which Chautauqua operates Excluded Aircraft under the designator code of another carrier or under Chautauqua's RP designator code and the other party to an Existing Codeshare Agreement or a Permitted Codeshare Amendment remains obligated to compensate Chautauqua with respect to flights operated under such designator code.

B. Operator must obtain prior written approval from Delta if it chooses to enter into a code-sharing (or similar) arrangement with another carrier, excluding, however (i) the Existing Codeshare Agreements with AA, HP or US (or any successors to such carriers who assume an Existing Codeshare Agreement by operation of law), (ii) the Permitted Codeshare Amendments, (iii) subject to the rights and restrictions set forth below in Section 2(D), a code-sharing arrangement that relates to the Repositioned Aircraft, and (iv) a Reverse Codeshare Agreement. Notwithstanding anything herein to the contrary except as provided in Section 2(D), any such new code-sharing arrangement shall strictly prohibit Operator from operating any aircraft, other than Repositioned Aircraft as set forth in Section 2(D), for the new code share partner into or out of [*]

C. During the Term of this Agreement, Operator shall not operate any flights under its own flight designator code into or out of [*] excluding flights operated under a Reverse Codeshare Agreement.

D. With respect to any Repositioned Aircraft, but subject to the rights of AA under its existing Codeshare Agreement:

     (i) prior to entering into an agreement with a third party to operate any such aircraft for another party or operating any such aircraft for itself, Operator shall first provide written notice to Delta offering the opportunity to purchase, lease, or codeshare (or any combination thereof) such aircraft on terms no less favorable as offered to any third party (the "Right of First Refusal for Repositioned Aircraft"); and

     (ii) in the event that Delta does not exercise its Right of First Refusal for Repositioned Aircraft within 10 business days after receipt of notice thereof, Operator shall be prohibited during the remaining term of this Agreement from flying greater than [*] flights per day into each of [*] with the Repositioned Aircraft without Delta's prior written consent.

ARTICLE 3. COMPENSATION.

A. BASE COMPENSATION.

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     In exchange for the flying and operation of the Aircraft, Delta shall pay
Chautauqua one hundred percent (100%) of the Base Rate Costs, the Reimbursable Costs and the Pass Through Costs (each as such term is defined below, and collectively, the "Direct Costs") and 100% of the Other Reimbursable Costs relating to all flights undertaken by Chautauqua in connection with the Delta Connection Program using the Aircraft. In addition, in any month in which Chautauqua achieves a completion rate for the Delta Connection Flights of at least [*]% (or at least [*]% until such time as Chautauqua has taken delivery of 10 of the Aircraft plus 1 spare) Delta shall pay Chautauqua a mark-up of [*] ([*]%) of such Direct Costs incurred during such month (the "Mark-Up"), subject to certain limitations set forth below.

(i) The "Base Rate Costs" shall include all direct, cash operating costs, (specifically excluding any prepayments except as expressly provided herein) based upon the model attached hereto as EXHIBIT B and subject to the minimum/maximum Aircraft Utilization Requirements set forth on EXHIBIT D (the "Minimum Utilization Requirements").

(ii) The "Reimbursable Costs" shall include the following:

     (1) ENGINE MAINTENANCE EXPENSE - Chautauqua's engine maintenance costs incurred pursuant to its agreement with Rolls Royce in the form and substance attached hereto as EXHIBIT F which has been approved by Delta.

     (2) AIRCRAFT RENT/OWNERSHIP COSTS - Chautauqua's actual aircraft rent/ownership expenses for the Aircraft; provided, however any Mark-Up of the Aircraft Rent/Ownership Costs shall be capped at an amount equivalent to a monthly rate of $[*] for each ERJ-145 Aircraft and $[*] for each ERJ-135 Aircraft. In the event that Chautauqua leases an Aircraft, the Aircraft Rent/Ownership Costs for such Aircraft shall be the amount payable by Chautauqua under the respective lease. In the event Chautauqua owns an Aircraft subject to debt financing, the Aircraft Rent/Ownership Costs for such Aircraft shall be the amount payable by Chautauqua as debt payments in respect of such Aircraft, calculated as if [*]% of the Aircraft purchase price was financed by such debt. In the event that the amounts financed under such lease or debt financing do not include Chautauqua's third party costs and expenses incurred in connection with the acquisition and financing of such Aircraft, the Aircraft Rent/Ownership costs shall include, in addition to the amount of such lease payments or debt payments, the additional costs that would have been reflected in the lease or debt service payments, under the terms of the respective lease or debt financing, [*]% of such costs and expenses, not to exceed [*]% of the purchase price of the respective Aircraft (the "Additional Financing Amount").

     (3) FUEL EXPENSE - Chautauqua's actual Aircraft fuel expenses; provided, however, any Mark-Up of the Fuel Expense shall be capped at an amount equivalent to a $[*] per gallon fuel price.

(iii) The "Pass Through Costs" shall include the following variable costs for which Delta shall bear the risk of price fluctuations, provided that such costs shall be reconciled on a monthly basis to reflect the actual costs incurred by
Operator:

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     (1)  Landing Fees;
     (2)  Hull Insurance and any other insurance required by Delta under
          Article 14;
     (3)  Passenger Liability Costs;
     (4)  War Risk Insurance;
     (5)  Glycol (but not if provided by Delta or an affiliate of Delta);
     (6)  Catering Costs;
     (7)  Recurring Training Costs;
     (8) Property Taxes on the Aircraft; provided, however, any Mark-Up of any Property Tax shall be capped at an amount equivalent to [*]% of the value of the Aircraft.
     (9) The cost of any Support Services (as defined below) and any ticketing services, in each case only if not provided by Delta at its own expense; and
     (10) All costs to change the livery of any Aircraft pursuant to any request by Delta.

B. OTHER REIMBURSABLE COSTS.

     Delta shall reimburse Chautauqua for one hundred percent (100%) of the costs incurred for the following items, but it is expressly agreed that no Mark-Up of such costs shall be paid by Delta:

          (1) Any Federal Aviation Administration ("FAA") or Department of Transportation ("DOT") fines administered or levied against Operator due to an action or omission principally caused by Delta or an affiliate of Delta; and

          (2) Start-Up Training Costs associated with operating the Aircraft; provided, however in no event shall Delta be required to reimburse Chautauqua in excess of $[*] in aggregate for such costs.

C. NON-REIMBURSABLE COSTS.

     The parties hereby acknowledge and agree that Delta SHALL NOT be responsible, nor reimburse, Operator for any of the following costs:

          (1)  Any and all [*] and/or [*];

          (2) Any and all FAA or DOT fines administered or levied against Operator due to action or omission not principally caused by Delta or an affiliate of Delta; and

          (3) Any depreciation, amortization or interest expense relating to the Aircraft, except to the extent included in the Aircraft Rent/Ownership Costs or the model attached as EXHIBIT B.

D. INCENTIVE COMPENSATION.

1. MONTHLY INCENTIVE COMPENSATION. In addition to the Base Compensation (as defined below), Chautauqua shall have the opportunity to earn additional compensation (the "Monthly Incentive Compensation") based upon its completion rate (actual) and on-time arrival rate for each month,

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each in connection with the operation of the Aircraft. For each month during the
Term of this Agreement that Chautauqua has a completion rate for its Delta Connection Flights of [*]% or greater, Delta shall pay Chautauqua an additional [*] ([*]%) Mark-Up of the Direct Costs relating to such month. In addition, for each month during the Term of this Agreement that Chautauqua has an on-time arrival rate (i.e. within 15 minutes of the scheduled arrival time) for its Delta Connection Flights of [*]% or greater, Delta shall pay Chautauqua an additional [*] ([*]%) Mark-Up of the Direct Costs relating to such month.

2. SEMI-ANNUAL INCENTIVE COMPENSATION. In addition to the Base Compensation and the Monthly Incentive Compensation, Chautauqua shall have the opportunity to earn additional compensation (the "Semi-Annual Incentive Compensation") based upon its performance in certain performance categories as set forth herein. During each six-month period (measured from each January 1 through June 30 and July 1 through December 31) during the Term of this Agreement, Delta shall pay Chautauqua an additional [*] ([*]%) Mark-Up of the Direct Costs for each of the following performance goals that Chautauqua achieves during the applicable six-month period:

          (i) a completion rate for its Delta Connection Flights of [*] ([*]%) or greater;

          (ii) an on-time arrival rate for its Delta Connection Flights of [*] ([*]%) or greater; and

          (iii) a baggage claim rate for its Delta Connection Flights of less than [*] claims per thousand passengers.

C. ACCOUNTING PROVISIONS.

     Delta shall retain all revenues (passenger, cargo, mail or any other revenue, including without limitation, any guaranteed or incentive payments from airport, local or municipal authorities in connection with scheduling flights to such airport or locality) in connection with the operation of the Delta Connection Flights. Operator shall promptly forward to Delta all monies with respect to all airline ticket sales, on-board sales, baggage charges, passenger charges, cargo sales and all other revenue collected in connection with the operation of the Aircraft (including credit card transactions).

     On the 5th, 10th, 15th and 20th day of each month (or if not a business day, on the following business day) Delta will advance to Chautauqua twenty-five percent (25%) of the estimated monthly Direct Costs and Mark-Up (collectively, the "Base Compensation"). In computing the amount of the advance, Delta will use the projected fuel costs, and Delta will estimate the anticipated number of weekly block hours based on the greater of (i) the scheduled block hours of the Aircraft and (ii) the Minimum Utilization Requirements.

     Not later than twenty-five (25) days following the end of each month, Delta and Operator will reconcile the actual costs incurred by Chautauqua for the Base Compensation (subject to the Minimum Utilization Requirements), with the estimated payments made pursuant to the previous paragraph. The reconciliation will include a comparison of Chautauqua's actual completion rate for such month with the minimum completion rate required to achieve the Mark-Up pursuant to
Section 3(A) hereof, any applicable Monthly Incentive Compensation based on Chautauqua's actual

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completion rate and on-time arrival rate for the applicable month, and in the event such month is the end of a Semi-Annual Incentive Compensation measuring period, will also include any applicable Semi-Annual Incentive Compensation that may be due based upon Operator's performance during such period. Within two (2) business days of completing such reconciliation, Delta or Operator, as the case may be, shall wire transfer to an account designated by the other party, monies equal to the reconciled amount.

     Notwithstanding anything herein to the contrary, in the event Chautauqua is unable to operate any of the Aircraft, or any of the Delta Connection Flights, due to a strike, labor dispute, work stoppage or similar event, provided in each such case that such event is substantially within the control of, or caused by, some action or inaction of Operator or relates to the Aircraft, Delta shall not be obligated to pay Chautauqua any Base Compensation, incentive compensation, or other amounts, in connection with such non-operated Aircraft and Delta Connection Flights. However, in the event Chautauqua is unable to operate any of the Aircraft, or any of the Delta Connection Flights, due to a strike, labor dispute, work stoppage, or similar event, that is substantially within the control of, or caused by, some action or inaction of Delta, Delta shall be obligated to pay Chautauqua Base Compensation based on the Minimum Utilization Requirements, and Chautauqua's eligibility for any Monthly Incentive Compensation or Semi-Annual Incentive Compensation shall be calculated without regard to any cancellations, delays or complaints caused by or relating to such events. In the event Chautauqua is unable to operate any of the Aircraft, or any of the Delta Connection Flights, due to an event that is not substantially within the control of, or caused by, some action or inaction of either Chautauqua or Delta, Delta shall be obligated to pay Chautauqua's fixed costs (i.e. labeled as "Per Scheduled Aircraft Per Day" and "Fixed Per Day" on EXHIBIT B attached hereto, as well as Aircraft Rent/Ownership Costs, Hull Insurance, Property Taxes and Heavy Inspection Costs for inspections already in process prior to any such event), but not any variable costs or Mark-Up, with respect to such non-operated Aircraft and Delta Connection Flights during the period that Chautauqua is unable to operate such Aircraft or the Delta Connection Flights.

D. REVIEW OF BASE AMOUNT AND SERVICE LEVELS.

     Operator shall maintain complete and accurate books and records to support and document all revenues, costs and expenses related to the Aircraft hereunder, in accordance with generally accepted accounting principles consistently applied and in accordance with the accounting policies and procedures used by the parties to develop the Direct Costs. Prior to the setting of the Annual Rate Plan, Delta's in-house accounting staff and any independent accountants selected by Delta shall be entitled, following reasonable notice to Operator, to review and inspect Operator's books, records and costs incurred with respect to services provided in prior periods, the service levels achieved, and the determination of charges due pursuant to this Agreement for the purpose of (i) prospectively adjusting the Base Rate Amount in connection with an annual review pursuant to Section 3(E) hereof, or (ii) auditing Reimbursable Costs, Pass Through Costs or Other Reimbursable Costs.. Any such review will be conducted during regular business hours at Operator's offices.

E. COST CHANGES.

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     Operator shall provide Delta an estimate of the next calendar year's projected operating costs by September 30th of each year during the Term. Delta will have the right to review and provide comments and suggestions to such estimate, and such suggestions will be duly considered by Operator. Operator and Delta hereby agree to meet promptly after each September 30th of each year during the Term in order to review and revise the Direct Costs and corresponding Base Compensation, as appropriate, for the subsequent calendar year utilizing the same methodology as initially used to determine the Direct Costs and Base Compensation (the "Annual Operating Plan") and will use commercially reasonable efforts to reach agreement on an Annual Operating Plan for the next calendar year prior to December 31 of each year. In the event that the parties are unable to agree on any Annual Operating Plan, the parties further agree that (i) at the request of either party, and at the expense of the requesting party, the parties shall engage a mutually agreed independent consultant, to determine the applicable Annual Operating Plan, [*], and (ii) if no new Annual Operating Plan has been adopted by the beginning of the next calendar year, the existing Annual Operating Plan shall be used on an interim basis to determine the Direct Costs and Base Compensation, subject to reconciliation and retroactive adjustment upon the adoption of a new Annual Operating Plan. Any determination by the independent consultant shall be binding on and implemented by the parties. The Annual Rate Plan will apply for all completed flights during the calendar year applicable to such plan, and with respect to the Base Rate Costs only, Operator will bear any risks of additional expenses not reflected therein. Operator shall be entitled to payment of all Reimbursable Costs, Pass Through Costs and Other Reimbursable Costs based on the actual amounts incurred without regard to the Annual Rate Plan. Operator will use its commercially reasonable efforts consistent with the business practices and policies used to develop the first years Direct Cost model and with the prudent operation of its business to minimize its costs to operate the Aircraft in accordance with this Agreement. Operator and Delta each agree to notify the other as soon as reasonably practicable of any anticipated or potentially substantial change of cost or operational performance.

ARTICLE 4. AIRPORT RELATED AND TICKETING SERVICES.

A. TICKETING SERVICES. Delta will provide its own primary airport ticketing services, and, if applicable, Chautauqua will provide supplemental ticketing services for Delta Connection Flights at Delta's airport ticketing locations and will use Delta ticket stock for such purposes.

B. SIGNAGE. Delta will design, provide and pay for appropriate airport and other signage to reflect the Delta Connection and the relationship between Chautauqua and Delta. The nature and type of such signage will be in the sole discretion of Delta, subject to any airport, governmental or quasi-governmental restrictions or requirements. Delta will be responsible for installing and maintaining all such signage, but the parties will mutually determine which party will obtain any necessary formal or informal approvals from appropriate airport or other authorities to install such signage. The parties will fully cooperate with each other in all endeavors relating to such signage and any necessary approvals.

ARTICLE 5. CUSTOMER SERVICES.

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A.   Operator will handle all customer related services in connection with the
Delta Connection Flights in a professional, businesslike and courteous manner. In order to insure a high level of customer satisfaction for the Delta Connection Flights, Operator will:

     1. establish and maintain customer handling procedures and policies that are similar to those utilized by Delta; and

     2. establish, maintain and enforce employee conduct, appearance and training standards and policies that are similar to those utilized by Delta.

B. Operator and Delta will periodically meet to discuss and review Operator's customer handling procedures and policies and Operator's employee conduct, appearance and training standards and policies to insure compliance with this
Article 5. Each party will seek to set forth concerns and complaints under this
Article 5 in writing to the other party. To the extent Delta advises Operator of any deviation from Article 5(A) hereof, the parties shall meet to mutually determine appropriate solutions and to agree to the terms of a written corrective action plan and the timing of its implementation. In the event Operator shall fail, in any material respect, to adopt or implement any such agreed written corrective action plan in the time period described therein, such failure may be deemed a material breach of this Agreement.

C. Chautauqua shall adopt as its own Delta's Terms and Conditions of Contract of Carriage ("Contract of Carriage"), as amended from time to time, and be bound by its terms with respect to its operation of Delta Connection Flights.

ARTICLE 6. TRAFFIC DOCUMENTS AND RELATED PROCEDURES. To the extent that Chautauqua will handle traffic documents or passenger handling services in connection with any Delta Connection Flights, the following terms and conditions shall apply:

A. Pursuant to mutually acceptable procedures, Delta will periodically provide Chautauqua with Delta machine and manual ticket stock, miscellaneous charges orders, credit card refund drafts, credit card refund vouchers, FIMS, expense vouchers, expense checks, travel credit vouchers and other related documents (collectively referred to as "Traffic Documents"). Delta will maintain a supply of Traffic Documents at a suitable location and, upon written request from Chautauqua, will provide Chautauqua with appropriate supplies of Traffic Documents.

B. Unless otherwise agreed to by Delta in writing, Traffic Documents may be used, completed, validated and issued only by Chautauqua and only in connection with transactions related to Delta Connection Flights and for no other purpose.

C. Chautauqua will promptly surrender and return all Traffic Documents to Delta upon Delta's written request.

D. Chautauqua will maintain records of the Traffic Documents in a manner and format acceptable to Delta. Chautauqua will acknowledge receipt in writing of all Traffic Documents in the manner prescribed by Delta.

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E.   Chautauqua will conform with and abide by all of Delta's rules and regulations regarding the Traffic Documents.

F. Chautauqua will take all reasonable and necessary measures to safeguard the Traffic Documents as of the time of receipt and thereafter and will maintain the Traffic Documents in accordance with mutually agreed upon security procedures. Chautauqua shall be responsible for all risk of loss, use, misuse, misappropriation or theft of Traffic Documents as of the time Chautauqua takes possession of the Traffic Documents.

G.   REPORTING AND REMITTING WITH RESPECT TO TRAFFIC DOCUMENTS.

     1. On a daily basis, Chautauqua will provide Delta with a report for each Chautauqua ticketing location of all ticketing and related transactions on Traffic Documents for the prior day. Such report will be in a format determined by Delta and will include, without limitation, all credit card transactions and supporting documentation.

     2. Chautauqua will issue all Traffic Documents, and will collect appropriate charges, in accordance with the tariffs, fares, rates, rules and regulations of Delta and any other applicable carriers. Operator shall be responsible for all undercharges and incorrect fares, rates and charges on Traffic Documents issued by or for Chautauqua, and Delta may deduct from sums due Operator or bill Operator for the amount of any such undercharges or incorrect fares, rates and charges. The amount of such undercharges will be determined by utilizing the ACH Procedures for passenger tickets and on a direct billing basis for baggage/cargo related items.

H.   REFUND VOUCHERS.

     1. Delta will use Delta refund vouchers for all refund transactions handled by Delta involving Chautauqua.

     2. Chautauqua will use Delta refund vouchers, and Delta credit card refund vouchers for credit card sales refunds, and will comply with Delta's rules and regulations for handling and processing such refunds. Delta will supply Chautauqua with an adequate supply of refund vouchers and credit card refund vouchers.

ARTICLE 7. FREQUENT FLYER PARTICIPATION. During the Term of this Agreement, the parties agree that passengers on Chautauqua's Delta Connection Flights will be eligible to participate in the Delta SkyMiles frequent flyer program or any other similar program developed by Delta (the "Program") and all Program award tickets will be honored for travel on Delta Connection Flights on the following terms and conditions:

A. ADMINISTRATION. Administration of the Program shall be performed by and at the cost of Delta. Delta will promote and administer the Program.

B. PROGRAM INFORMATION. Title and full and complete ownership rights to Program membership data and information developed by Delta, wherever located, shall remain with Delta or an affiliate of Delta. Operator understands and agrees that such data and information constitutes Delta's (or its

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affiliates') proprietary information. Any membership lists, labels, data, or other compiled membership information supplied to Operator in any form and any and all copies thereof are to be used by Operator exclusively in the performance of its obligations under this Agreement and will not be otherwise used, sold, licensed, leased, transferred, stored, duplicated or transmitted, in any form or by any means, without Delta's prior written consent. All such information will either be returned to Delta or destroyed at Delta's request.

ARTICLE 8. SUPPORT SERVICES. Delta may provide certain support services to Chautauqua, including customer reservations, customer service, ground handling, ramp handling, station operations, on call maintenance, fuel service, de-icing, baggage transfers, security and passenger screening, pricing, scheduling, revenue accounting, revenue management, frequent flyer, advertising and similar support services (collectively, "Support Services") in connection with the operation of the Aircraft, and Delta will be responsible for all taxes and fees associated therewith. Any and all services provided by Delta to Operator shall be at no cost to Operator and shall not be subject to any reimbursement or any Mark-Up.

ARTICLE 9. AUTOMATION SERVICES. Delta agrees to provide Chautauqua the following automation and related services for the Delta Connection Flights, and Chautauqua agrees to participate in such services in the manner described below.

A. INTERNAL RESERVATIONS EQUIPMENT. Delta shall provide or arrange for the provision to Chautauqua of an electronic reservations system (currently referred to as "Deltamatic" but including any successor reservations system adopted by Delta) and shall provide Chautauqua with: (i) the ability to access passenger name records, (ii) automated ticketing capabilities, (iii) operational messaging switching capabilities, (iv) the ability to update Delta Connection Flight information, (v) the ability to distribute flight releases and weather packages, and (vi) perform other reservations-related functions for the Delta Connection Flights (Deltamatic and any successor system are hereinafter referred to as the "Res System"). Delta reserves the right to modify the functionality of the Res System at any time. Chautauqua will use the Res System made available by Delta for the Delta Connection Flights only.

B. DELTA'S RIGHTS AND OBLIGATIONS.

     1. Delta will install or cause to be installed the equipment requested by Chautauqua at the locations set forth on EXHIBIT C to this Agreement and shall provide Chautauqua connection to the Res System. The equipment described on EXHIBIT C and any software installed on the Equipment at the time of its delivery to Chautauqua are hereinafter referred to as the "Equipment." Chautauqua understands and agrees that: (i) all Equipment shall remain the sole property of Delta; (ii) Chautauqua shall not remove any identifying marks from the Equipment; (iii) Chautauqua shall not subject the Equipment to any lien; and
(iv) Delta may enter Chautauqua's premises to remove the Equipment immediately upon termination of this Agreement. EXHIBIT C may be amended from time to time by mutual agreement of the parties to reflect the installation, removal or relocation of Equipment.

     2. Delta will provide initial and recurrent training to Chautauqua training staff and other key designated personnel in the use of the Res System, at Delta's training centers unless otherwise

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agreed. Delta may remove from a training program any Chautauqua employee who is not satisfactorily participating therein.

     3. Delta will provide, or arrange to provide, all repairs and maintenance services required for the Equipment and will use reasonable business efforts to keep the Equipment and the Res System in good repair and condition. Chautauqua will not perform or attempt to perform repairs or maintenance of any kind on the Equipment without prior consultation with Delta and will promptly contact Delta regarding the need for repairs or maintenance.

C.   CHAUTAUQUA'S RIGHTS AND OBLIGATIONS.


     1. Chautauqua will not for any reason relocate or remove any of the Equipment without Delta's prior written consent. Delta will pay all costs associated with the installation, relocation or removal of Equipment.

     2. Chautauqua will use the Equipment and the Res System in strict conformity with the training and operating instructions provided by, or arranged to be provided by, Delta. Without limiting the generality of the foregoing, Chautauqua will not use the Res System to develop or publish any reservation, ticketing, sales, cargo, tariff or other guide, to provide services not authorized by this Agreement to third parties, to train persons other than Chautauqua's employees in the use of the Equipment or the Res System, or for other uses designated by Delta in writing as prohibited. Chautauqua may not publish, disclose or otherwise make available to any third party the compilations of air carrier service or fares obtained from the Res System; provided, however, that Chautauqua may use specific air carrier service and fare data for the benefit of its customers.

     3. Chautauqua will ensure that its employees attend training sessions related to the Res System, and it is Chautauqua's responsibility to insure that each employee receives full and adequate training on the Res System.

     4. Chautauqua will protect the Equipment from loss, damage or theft and shall prevent its unauthorized use or improper operation. Chautauqua will make no alterations to the Equipment and will return the Equipment to Delta upon the termination of this Agreement in the same condition as received, excepting only ordinary wear and tear in the normal course of Chautauqua's operations. Chautauqua will obtain and maintain insurance for the Equipment against all risks of damage and loss, including without limitation loss by fire, theft and such other risks of loss as are customarily insured in a standard all-risk policy. Such insurance shall also provide the following:

          (a) Full replacement value coverage for the Equipment (subject to policy deductibles);

          (b) An endorsement naming Delta as the loss payee to the extent of its interest in the Equipment; and

          (c) An endorsement requiring the insurer to give Delta at least thirty (30) days prior written notice of any intended cancellation, nonrenewal or material change of coverage; provided that only ten (10) days prior written notice of cancellation, nonrenewal or material change

                                     - 12 -
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of coverage need be given in the event that such cancellation, nonrenewal or material change in coverage is caused solely by failure to make a premium payment.

Upon request by Delta, Operator will promptly provide satisfactory evidence of the insurance required pursuant to this Section 9(C)(4). Notwithstanding the foregoing, Operator shall be liable to Delta for any loss or damage to the Equipment, regardless of cause, occurring while the Equipment is in the possession, custody or control of Operator.

     5. Operator waives any proprietary rights that it may have with respect to information entered into the Res System.

D. ENTRY AND INSPECTION. Delta personnel and persons designated or authorized by Delta may enter Operator's premises during normal business hours for the purposes of (a) monitoring, inspecting, and reviewing Operator's use of and operations with respect to the Res System, (b) performing repairs or maintenance on the Equipment, (c) installing, removing, replacing or relocating the Equipment (unless otherwise permitted by this Agreement), or (d) training or retraining Operator's employees in the use of the Res System; provided that such activities may not unreasonably interfere with Operator's business.

E. LIMITATIONS ON LIABILITY. In addition to any other limitations on liability set forth herein:

     1. Delta is not responsible for errors or inaccuracies in the availability records, fare quotes, or other information contained in the Res System at any time, for any planned or unplanned interruptions, delays or malfunctions in the operation of the Res System or the Equipment or for the merchantability or fitness for a particular purpose of any of the data or Equipment made available to Operator.

     2. OPERATOR HEREBY WAIVES AND RELEASES DELTA AND ITS AFFILIATES AND THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS FROM ANY AND ALL OBLIGATIONS AND LIABILITIES AND ALL RIGHTS, CLAIMS AND REMEDIES OF OPERATOR AGAINST DELTA OR ITS AFFILIATES OR ANY OF THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES OR AGENTS, EXPRESS OR IMPLIED, ARISING BY LAW OR OTHERWISE, DUE TO ANY DEFECTS OR INTERRUPTIONS OF SERVICE IN, OR ERRORS OR MALFUNCTIONS BY, SOFTWARE, THE EQUIPMENT OR THE RES SYSTEM, INCLUDING ALL LIABILITY, OBLIGATION, RIGHT, CLAIM, OR REMEDY IN TORT, AND INCLUDING ALL LIABILITY, OBLIGATION, RIGHT, CLAIM OR REMEDY FOR LOSS OF REVENUE OR PROFIT OR ANY OTHER DIRECT, INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES. FURTHER, DELTA DISCLAIMS AND OPERATOR HEREBY WAIVES ANY WARRANTIES, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR INTENDED USE RELATING TO THE RES SYSTEM, THE EQUIPMENT, DATA, OR SERVICES FURNISHED HEREUNDER.

F. PATENT AND COPYRIGHT INDEMNITY. Delta will defend or settle, at its own expense, any action brought against Operator to the extent that it is based on a claim that the Res System provided by Delta pursuant to this Agreement, in its normal use, or any part thereof, infringes any U.S. copyright or patent; and Delta will pay those costs, damages and attorney's fees finally awarded against

                                     - 13 -
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Operator in any such action attributable to any such claim, but such defense, settlements and payments are conditioned on the following: (1) that Delta shall be notified promptly in writing by Operator of any such claim; (2) that Delta shall have sole control of the defense of any action on such claim and of all negotiations for its settlement or compromise; (3) that Operator shall cooperate with Delta in a reasonable way to facilitate the settlement or defense of such claim, provided that Delta shall pay all of Operator's reasonable expenses (including legal fees) in connection with any such cooperation requested by Delta; and (4) should such Res System become, or in Delta's opinion be likely to become, the subject of such claim of infringement, then Operator shall permit Delta, at Delta's option and expense, either to (a) procure for Operator the right to continue using the Res System, or (b) replace or modify the same so that it becomes noninfringing and functionally equivalent, or (c) upon failure of (a) and (b) above despite the reasonable efforts of Delta, accept immediate termination of this Agreement as it relates to such system. This paragraph (F) states the entire liability of Delta with respect to the infringement of copyrights and patents by the Res System provided hereunder or the operation thereof.

ARTICLE 10. OPERATION PERFORMANCE.

A. Operator agrees to provide the following information to Delta for each month during the Term of this Agreement on a daily basis within three (3) days after each day; provided, however, the information in sub-paragraph (iii) below shall be provided monthly within ten (10) days after the last day of each such month:

               (i) The number of scheduled Delta Connection Flights that do not arrive at their scheduled destination prior to 15 minutes after their respective scheduled arrival times for such day. Operator understands that it is Delta's current goal that participants in the Delta Connection Program maintain a monthly percentage of on-time arrivals at [*]% of all flights flown or greater.

               (ii) The completion rate (actual) of the Delta Connection Flights for such day. Operator understands that it is Delta's current goal that participants in the Delta Connection Program maintain a monthly completion rate (actual) of [*]% or greater.

               (iii) The number of complaints per 1,000 passengers flown on Delta Connection Flights during such month. Operator understands that it is Delta's current goal that participants in the Delta Connection Program maintain a number of complaints at [*] per 1,000 passengers flown or lower.

B.   In the event Operator fails to meet any of the standards set forth in
Section 10(A), Operator agrees to discuss with Delta such performance and potential ways to improve such performance at Delta's request. Operator agrees to develop in consultation with Delta a written remedial plan designed to correct such failure and promptly implement any such written remedial plan.

ARTICLE 11. TERM AND TERMINATION.

A. This Agreement is effective on the date first written above and shall continue until the tenth (10th) anniversary of such date (such period, and any extension or renewal thereof, the "Term"). At

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the end of such initial ten-year term, Delta shall have the right to extend the term of the Agreement for an additional five (5) years on the same terms and conditions. In the event of a Merger (as defined below) or Change of Control (as defined below) of Chautauqua or Republic, Delta shall have the right to extend the term of the Agreement for an additional ten (10) years beyond the applicable termination date of this Agreement pursuant to this Section 11(A).

B. Notwithstanding the provisions of Section 11(A), either party may terminate this Agreement immediately upon the delivery of written notice to the other party if the other party files a voluntary petition in bankruptcy, makes an assignment for the benefit of creditors, fails to secure dismissal of any involuntary petition in bankruptcy within sixty (60) days after the filing thereof, or petitions for reorganization, liquidation, or dissolution under any federal or state bankruptcy or similar law, or if any such actions are imminent.

C. Notwithstanding the provisions of Section 11(A), in the event of a material breach of this Agreement by either party remaining uncured for more than thirty
(30) days after receipt of written notification of such breach by the nonbreaching party, or in the case of a matter which cannot reasonably be cured within such thirty (30) day period, as to which the party receiving such notice has not substantially made progress toward curing such breach, then the nonbreaching party may immediately terminate this Agreement at its sole option.

D. Notwithstanding the provisions of Section 11(A), in the event a Force Majeure Event (as defined in Article 21) substantially prevents one party's performance of its obligations pursuant to this Agreement, for a period of two
(2) or more consecutive months, the other party may terminate this Agreement upon thirty (30) days prior written notice to the party affected by the Force Majeure Event.

E. Notwithstanding the provisions of Sections 11(A), (B), (C) and (D), Delta shall have the right to terminate this Agreement immediately and at its sole option upon the occurrence of one or more of the following events by providing written notice of such termination to Operator:

          (i) Republic or Chautauqua agrees to merge into or with any entity, agrees to be acquired by any entity, agrees to sell substantially all of its assets or enters into a letter of intent, or similar document, to merge into or with any entity, to be acquired by any entity, or to sell substantially all of its assets unless (A) Republic or Chautauqua, as applicable, is the acquiring or surviving entity, or (B) the ultimate beneficial ownership of the surviving entity immediately following such transaction is substantially similar (i.e. at least 75% common ownership) to the ultimate beneficial ownership of Republic or Chautauqua as the case may be immediately prior to such transaction (each such event that is not subject to such exceptions, a "Merger");

          (ii) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934 (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than forty-nine percent (49%) of either (a) the then outstanding shares of common stock of Republic or Chautauqua, or (b) the combined voting power of the then outstanding voting securities of Republic or Chautauqua entitled to vote generally in the election of such party's directors, unless such Person is (A) Wexford Capital LLC or an affiliate thereof, or (B) a Person whose ultimate beneficial ownership immediately following such transaction is substantially similar (i.e. at least 75% common ownership) to the ultimate beneficial ownership of Republic or Chautauqua as the case may be immediately prior to such transaction, (each such event that is not subject to such exceptions, a "Change of Control");

          (iii) Chautauqua's product quality with respect to its operation of the Aircraft is not reasonably satisfactory to Delta thirty (30) days after Delta has provided Chautauqua with written notice specifying Delta's dissatisfaction with the product quality and proposing remedial measures to be implemented by Chautauqua;

          (iv) in the event Chautauqua fails to maintain a completion rate of [*]% with respect to the Delta Connection Flights during any [*] period commencing with the date that at least 11 Aircraft (10 Aircraft and 1 Spare) have been scheduled to be placed into service in the Delta Connection Program;

          (v) Chautauqua's failure to pass, in Delta's reasonable judgment, a safety and codeshare audit to be conducted by Delta prior to the commencement of any operation of any Delta Connection Flights; and

          (vi) Chautauqua's level of safety is not reasonably satisfactory to Delta; provided, however, in such event, this Agreement shall first be suspended for up to thirty (30) days from the date that Delta provides written notice to Chautauqua of its dissatisfaction, and then at the end of such up to 30-day period, Chautauqua's level of safety is still not reasonably satisfactory to Delta, Delta may immediately terminate this Agreement by delivery of written notice to Chautauqua. In the event this Agreement is suspended under this
Section 11(E)(vi), Delta shall not be obligated to make any payments to Chautauqua in respect of any services that would have been provided by Chautauqua during the period of such suspension or to reimburse Chautauqua for any costs or expenses incurred by Chautauqua during such period.

F. Notwithstanding the provisions of Sections 11(A), (B), (C), (D) and (E) hereof, Delta may terminate this Agreement, with or without cause, in its sole discretion, in whole or in part, on not less than one hundred eighty (180) days' prior written notice to Operator; provided, however, that such notice shall not be given prior to thirty-six (36) months after the 22nd Aircraft is scheduled to be placed into service in the Delta Connection Program, and provided further, that Delta may not initially reduce the number of Aircraft in service to a number that is less than twelve (12) other than through a complete termination of the Agreement. [*]

 G.  (i)   In the event Delta terminates this Agreement, in whole or in part, pursuant to Section 11(F) hereof, or in the event Operator terminates this Agreement pursuant to Section 11(B), 11(C) or 11(D) hereof, Operator shall have the right to require Delta (a) with respect to

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all or any of the terminated Aircraft that are owned by Operator at Operator's option (I) to purchase the Aircraft for the Agreed Amount (as defined below), or
(II) to sublease the Aircraft from Operator on the Sublease Terms (as defined below), or (b) with respect to all or any of the terminated Aircraft that are leased by Operator to assume the lease with respect to such Aircraft, provided that any assumption by Delta of such lease must be on terms that are no more onerous than the terms that applied to Operator (with no assumption penalties, fees or similar costs to Delta other than taxes, if any, and Delta's own fees and expenses incurred to consummate such transfer or assumption) (the "Put Right"). Operator shall have the right to exercise the Put Right by providing written notice to Delta within thirty (30) days after the effective date of any event giving rise to the Put Rights (the "Put Deadline").

     (ii) In the event Delta terminates this Agreement, in whole or in part and Operator does not exercise its Put Right within the Put Deadline, Delta shall have the right, which it may exercise by providing written notice to Operator within thirty (30) days after the earlier of (a) the expiration of the Put Deadline, (b) Delta's receipt of written notice from Operator that Operator will not exercise the Put Right with respect to any or all of the terminated Aircraft, or (c) in the event Operator does not have a Put Right, the effective date of such termination, to require Operator (y) with respect to all or any of the terminated Aircraft that are owned by Operator at Delta's option (I) to sell the Aircraft for the Agreed Amount, or (II) to sublease the Aircraft to Delta on the Sublease Terms, or (z) with respect to all or any of the terminated Aircraft that are leased by Operator to assume the lease with respect to such Aircraft, provided that any assumption by Delta of such lease must be on terms that are the same or better than the terms that applied to Operator (with no assumption penalties, fees or similar costs to Delta other than taxes, if any, and Delta's own fees and expenses incurred to consummate such transfer or assumption) (the "Call Right"). In connection with any leased Aircraft, Operator hereby covenants and agrees that Operator shall obtain any and all third party consents, including, without limitation, the lessors of the Aircraft, necessary to effectuate the Put Right and the Call Right without penalty, fee or additional cost (other than taxes, if any, and transaction fees and expenses) to Delta simultaneously with the execution of any such lease.

     (iii) For purposes of this Section 11(G): (a) the Agreed Amount for an Aircraft shall be [*]

H. In the event that Delta terminates this Agreement, in whole or in part, pursuant to Section 11(F), during the period commencing on the date Operator receives Delta's notice of termination and ending on the effective termination date of the portion of the Agreement being terminated by Delta, the Mark-Up of the Direct Costs attributable to the operation of the to-be-terminated Aircraft shall be [*]; provided, however, during such same period, such operations shall not be eligible for any Monthly Incentive Compensation or Semi-Annual Incentive Compensation.

I.   In the event Delta terminates this Agreement pursuant to Section 11(B),
(C), (D) or (E), Delta shall also have the Call Right as set forth in Section 11(G), which must be exercised in the manner and within the time periods set forth therein.

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J.   Termination of this Agreement for any reason shall not relieve either party of rights and obligations incurred prior to the effective date of termination.

K. Notwithstanding any other provision of this Agreement, in the event either party has cause to terminate this Agreement under Section 11(B), (C), (D), or
(E), such party shall provide written notice of such termination within 45 days after the events constituting cause for such termination plus any applicable cure period or it shall be conclusively deemed to have waived its right to terminate the Agreement based upon such events.

L.   [*].

M. In the event of any transfer of any of the Aircraft pursuant to Section 11(G), Delta shall reimburse Chautauqua for any prepaid rent paid by Chautauqua under any Aircraft lease to the extent not previously included in the Aircraft Rent/Ownership Costs paid by Delta, provided that Delta previously approved the terms of such lease.

ARTICLE 12. LIABILITY PROVISIONS.

A. Chautauqua and Republic, jointly and severally, shall be liable for and hereby agrees fully to defend, release, discharge, indemnify, and hold harmless Delta and its affiliates, and each of their respective directors, officers, employees and agents (each, a "Delta Indemnitee") from and against any and all claims, demands, damages, liabilities, suits, judgments, actions, causes of action, losses, costs and expenses of any kind, character or nature whatsoever (in each case whether groundless or otherwise), including reasonable attorneys' fees, costs and expenses in connection therewith and expenses of investigation and litigation thereof, which may be suffered by, accrued against, charged to, or recoverable from any Delta Indemnitee in any manner arising out of, connected with, or attributable to this Agreement, the performance, improper performance, or nonperformance of any and all obligations to be undertaken by Operator pursuant to this Agreement, the loss, theft, use, misuse or misappropriation of Traffic Documents, or the operation, non-operation, or improper operation of Operator's aircraft, equipment or facilities at any location, excluding only claims, demands, damages, liabilities, suits, judgments, actions, causes of action, losses, costs and expenses resulting from the gross negligence or willful misconduct of Delta, its affiliates, and their respective directors, officers, agents or employees. Operator will do all things necessary to cause and assure, and will cause and assure, that Operator will at all times be and remain in custody and control of all aircraft, equipment, and facilities of Operator, and no Delta Indemnitee shall, for any reason, be deemed to be in custody or control, or a bailee, of Operator's aircraft, equipment or facilities.

B. Delta shall be liable for and hereby agrees fully to defend, release, discharge, indemnify, and hold harmless each of Republic and Chautauqua and any direct or indirect subsidiary of Republic or Chautauqua, and each of their respective directors, officers, employees, and agents (each, an "Operator Indemnitee") from and against any and all claims, demands, damages, liabilities, suits, judgments, actions, causes of action, losses, costs and expenses of any kind, character or nature whatsoever, including reasonable attorneys' fees, costs and expenses in connection therewith and expenses of investigation and litigation thereof, which may be suffered by, accrued against, charged to, or recoverable from any Operator Indemnitee in any

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manner arising out of, connected with, or attributable to this Agreement, the performance, improper performance or nonperformance of any and all obligations to be undertaken by Delta pursuant to this Agreement, or the operation, non-operation or improper operation of Delta's aircraft, equipment or facilities at any location, excluding only claims, demands, damages, liabilities, suits, judgments, actions, causes of action, losses, costs and expenses resulting from the gross negligence or willful misconduct of Republic and Operator, their affiliates, and their respective directors, officers, agents or employees. Delta will do all things necessary to cause and assure, and will cause and assure, that Delta will at all times be and remain in custody and control of any aircraft, equipment and facilities of Delta, and no Operator Indemnitee shall, for any reason, be deemed to be in the custody or control, or a bailee, of Delta's aircraft, equipment or facilities.

C. Operator and Delta agree to comply with all rules, regulations, directives and similar instructions of appropriate governmental, judicial and administrative entities including, but not limited to, airport authorities, the Federal Aviation Administration and the Department of Transportation (and any successor agencies).

D. OTHER THAN ANY WARRANTIES SPECIFICALLY CONTAINED IN THIS AGREEMENT, EACH PARTY DISCLAIMS AND THE OTHER PARTY HEREBY WAIVES ANY WARRANTIES, EXPRESS OR IMPLIED, ORAL OR WRITTEN, WITH RESPECT TO THIS AGREEMENT OR ITS PERFORMANCE OF ITS OBLIGATIONS HEREUNDER INCLUDING, BUT NOT LIMITED TO, ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR INTENDED USE RELATING TO ANY EQUIPMENT, DATA, INFORMATION OR SERVICES FURNISHED HEREUNDER. EACH PARTY AGREES THAT THE OTHER PARTY IS NOT LIABLE TO IT OR ANY OTHER PERSONS FOR CONSEQUENTIAL OR PUNITIVE DAMAGES UNDER ANY CIRCUMSTANCES.

E. INDEMNIFICATION CLAIMS. A party (the "Indemnified Party") entitled to indemnification from the other party under the terms of this Agreement (the "Indemnifying Party") shall provide the Indemnifying Party with prompt written notice (an "Indemnity Notice") of any third party claim which the Indemnified Party believes gives rise to a claim for indemnity against the Indemnifying Party hereunder, and the Indemnifying Party shall be entitled, if it accepts financial responsibility for the third party claim, to control the defense of or to settle any such third party claim at its own expense and by its own counsel; PROVIDED that the Indemnified Party's prior written consent (which may not be unreasonably withheld or delayed) must be obtained prior to settling any such third party claim. If the Indemnifying Party does not accept financial responsibility for the third party claim or fails to defend against the third party claim that is the subject of an Indemnity Notice within thirty (30) days of receiving such notice (or sooner if the nature of the third party claim so requires), or otherwise contests its obligation to indemnify the Indemnified Party in connection therewith, the Indemnified Party may, upon providing written notice to the Indemnifying Party, pay, compromise or defend such third party claim. The Indemnified Party shall provide the Indemnifying Party with such information as the Indemnifying Party shall reasonably request to defend any such third party claim and shall otherwise cooperate with the Indemnifying Party in the defense of any such third party claim. Except as set forth above in this
Section 12(E), the Indemnified Party shall

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not enter into any settlement or other compromise or consent to a judgment with respect to a third party claim as to which the Indemnifying Party has an indemnity obligation hereunder without the prior written consent of the Indemnifying Party (which may not be unreasonably withheld or delayed), and the entering into any settlement or compromise or the consent to any judgment in violation of the foregoing shall constitute a waiver by the Indemnified Party of its right to indemnity hereunder to the extent the Indemnifying Party was prejudiced thereby. Any Indemnifying Party shall be subrogated to the rights of the Indemnified Party to the extent that the Indemnifying Party pays for any Loss suffered by the Indemnified Party hereunder. Notwithstanding anything contained in this Section 12(E) to the contrary, Republic, Chautauqua and Delta will cooperate in the defense of any claim imposed jointly against them or as the result of the conduct of the other.

ARTICLE 13. WORKERS' COMPENSATION AND EMPLOYERS' LIABILITY INSURANCE PROVISIONS.

A. For purposes of workers' compensation insurance, Delta's employees, agents and independent contractors under no circumstances shall be deemed to be, or shall be, employees, agents or independent contractors of Operator.

B. For purposes of workers' compensation insurance, Operator's employees, agents and independent contractors under no circumstances shall be deemed to be, or shall be, the employees, agents or independent contractors of Delta.

C. Each party assumes full responsibility for, and liability to, its own employees on account of injury, or death resulting therefrom, sustained in the course of their employment. Each party, with respect to its own employees, accepts full and exclusive liability for the payment of applicable workers' compensation and employers' liability insurance premiums with respect to such employees, and for the payment of all taxes, contributions or other payments for unemployment compensation and old age benefits, and other similar benefits now or hereafter imposed upon employers by any government or agency thereof having jurisdiction in respect of such employee. Each party also agrees to make such payments and to make and file all reports and returns and to do all things necessary to comply with all applicable laws at any time imposing such taxes, contributions, or payments.

D. Each party will have their workers' compensation insurance carrier endorse its policy to provide a waiver of subrogation against the other party.

ARTICLE 14. INSURANCE PROVISIONS.

A. Operator shall procure and maintain in full force and effect during the term of this Agreement policies of insurance of the types and in the minimum amounts set forth below, with such insurers and under such terms and conditions as are satisfactory to Delta:

     1. All risk hull insurance on an agreed value basis, not to exceed replacement value, except as required by financing agreements.

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     2.   Comprehensive aviation liability including, without limitation, premises, products and completed operations, covering bodily injury, personal injury and property damage in an amount not less than [*] per occurrence; provided, however, that non-passenger personal injury coverage may be limited to [*] per occurrence.

     3.   Workers' compensation for statutory limits.

     4.   Employer's liability in an amount not less than [*].

     5.   Baggage liability in an amount not less than [*] per occurrence.

     6. Cargo liability in an amount not less than [*] per loss, casualty or disaster.

     7.   Automobile liability in an amount not less than [*].

     8. War, Hijacking and Other Allied Perils insurance protecting against the perils outlined in AVN52D or its U.S. equivalent in an amount not less than [*] per occurrence. Such insurance may be maintained through a combination of primary and excess layers.

B. Operator shall cause the policies of insurance described in Article 14(A) above to be duly and properly endorsed by Operator's insurance underwriters as follows:

     1.   As to the policies of insurance described in Articles 14(A)(1),
          (A)(2), (A)(3), (A)(4), (A)(5), (A)(6), (A)(7) and (A)(8): (a) to
          provide that any waiver of rights of subrogation against other parties by Operator will not affect the coverage provided hereunder with respect to Delta, its affiliates, and their directors, officers, employees and agents; and (b) to provide that Operator's underwriters shall waive all subrogation rights arising out of this Agreement against Delta, its affiliates, and their directors, officers, employees and agents without regard to any breach of warranty on the part of Operator.

     2.   As to the policies of insurance described in Articles 14(A)(2),
          (A)(5), (A)(6), (A)(7) and (A)(8): (a) to provide that Delta, its affiliates, and their directors, officers, employees and agents shall be named as additional insured parties thereunder; and (b) to provide that such insurance shall be primary insurance.

     3.   As to the policies of insurance described in Articles 14(A)(2) and
          (A)(7): (a) except for the limits of liability, to provide a cross-liability clause as though separate policies were issued for Delta and Operator and their respective affiliates, and their directors, officers, employees and agents; and (b) to provide contractual liability insurance coverage for liability assumed by Operator under this Agreement.

     4. As to any insurance obtained from foreign underwriters, to provide that Delta may maintain against such underwriters a direct action in the United States upon such

----------
*Confidential
          insurance policies and, to this end, to include a standard service of process clause designating a United States attorney in Washington, D.C. or New York, New York.

     5. All insurance policies shall provide that the insurance shall not be invalidated by any action or inaction of Operator.

C. Operator shall cause each of the insurance policies to be duly and properly endorsed to provide that such policy or policies or any part or parts thereof shall not be canceled, terminated or materially altered, changed or amended by Operator's insurance underwriters until after thirty (30) days' written notice to Delta, which thirty (30) days' notice shall commence to run from the date such notice is actually received by Delta.

D. Not later than the effective date of this Agreement, and from time to time thereafter upon request by Delta, Operator shall furnish Delta evidence satisfactory to Delta of the aforesaid insurance coverages and endorsements, including certificates certifying that the aforesaid insurance policy or policies with the aforesaid limits are duly and properly endorsed as aforesaid and are in full force and effect.

E. In the event Operator fails to maintain in full force and effect any of the insurance and endorsements required to be maintained by Operator pursuant to
Article 14(A), Delta shall have the right (but not the obligation) to procure and maintain such insurance or any part thereof on behalf of Operator. The cost of such insurance shall be payable by Operator to Delta upon demand by Delta. The procurement of such insurance or any part thereof by Delta does not discharge or excuse Operator's obligation to comply with the provisions set out herein. Operator agrees not to cancel, terminate or materially alter, change or amend any of the policies until after providing thirty (30) days' advance written notice to Delta of Operator's intent to so cancel, terminate or materially alter, change or amend such policies of insurance, which thirty (30) day notice period shall commence to run from the date notice is actually received by Delta.

F. With respect to all claims against Operator (but not against Delta) with respect to which Operator is not entitled to be indemnified by Delta pursuant to
Article 12(B), whether or not covered by the insurance policies set forth in this Article 14 or otherwise, Delta is responsible only for filing an initial report and has no other obligations with respect to such claims, and Operator is fully responsible for handling all adjustments, settlements, negotiations, litigation and similar activities in any way related to or connected with such claims.

G. The parties hereby agree that from time to time during the term of this Agreement Delta may require Operator to procure and maintain insurance coverages in amounts in excess of the minimum amounts set forth in Article 14(A) should the circumstances and conditions of Operator's operations under this Agreement be deemed, in Delta's sole discretion, to require reasonable increases in any or all of the foregoing minimum insurance coverages.

ARTICLE 15. OPERATIONS OF CHAUTAUQUA AS A DELTA CONNECTION CARRIER.

A. Delta and Operator agree that, subject to the provisions of this Agreement, Chautauqua will operate for the Delta Connection Flights exclusively as a Delta Connection carrier.

B. Operator acknowledges and agrees that participation in the Delta Connection program obligates Chautauqua to offer and maintain a professional, high quality level of service in terms of schedules, customer service and the like. Accordingly, not less than once each year during the term of this Agreement, the parties will: (a) meet to mutually review and discuss the services, operations and plans of Operator and Delta for the Delta Connection program; and (b) jointly develop a written business plan for the Delta Connection operations and services of Chautauqua. Operator will comply with the business plans so developed and all reasonable recommendations of Delta in this area.

ARTICLE 16. REPRESENTATIONS AND WARRANTIES.

A. REPRESENTATIONS AND WARRANTIES OF REPUBLIC AND OPERATOR. Republic and Chautauqua, jointly and severally, represent and warrant to Delta as of the date hereof as follows:

               (1) ORGANIZATION AND QUALIFICATION. Each of Republic and Chautauqua is a duly organized and validly existing corporation in good standing under the laws of the State of New York in the case of Chautauqua and Delaware in the case of Republic, and Chautauqua has the corporate power and authority to own, operate and use its assets and operate the Delta Connection Flights.

               (2) AUTHORITY RELATIVE TO THIS AGREEMENT. Each of Republic and Chautauqua has the corporate power and authority to execute and deliver this Agreement, and each of the Equity Agreements (as defined in Article 27) and to consummate the transactions contemplated hereby and thereby in accordance with the terms hereof and thereof. The execution and delivery of this Agreement and the Equity Agreements, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate action on the part of Republic and Chautauqua. This Agreement and the Equity Agreements have been duly and validly executed and delivered by Republic and/or Chautauqua and are, assuming due execution and delivery thereof by Delta, valid and binding obligations of Republic and/or Chautauqua as the case may be, enforceable against the respective party each in accordance with its respective terms.

               (3) CONFLICTS; DEFAULTS. Neither the execution or delivery of this Agreement or the Equity Agreements nor the performance by each of Republic and Chautauqua of the transactions contemplated hereby or thereby will (i) violate, conflict with, or constitute a default under any of the terms of either of Republic's or Chautauqua's articles of incorporation, by-laws, or any provision of, or result in the acceleration of any obligation under, any contract, sales commitment, license, purchase order, security agreement, mortgage, note, deed, lien, lease, agreement or instrument, including without limitation, any order, judgment or decree relating to the Delta Connection Flights, (ii) result in the creation or imposition of liens in favor of any third person or entity, (iii) violate any law, statute, judgment, decree, order, rule or regulation of any governmental authority, or (iv) constitute any event which, after notice or lapse of time or both, would result in such violation, conflict, default, acceleration or creation or imposition of liens.

               (4) BROKER. Neither Republic nor Chautauqua has retained or agreed to pay any broker or finder with respect to this Agreement and the transactions contemplated hereby.

B. REPRESENTATIONS AND WARRANTIES OF DELTA. Delta represents to Republic and Chautauqua as of the date hereof as follows:

               (1) ORGANIZATION AND QUALIFICATION. Delta is a duly incorporated and validly existing corporation in good standing under the laws of the State of Delaware.

               (2) AUTHORITY RELATIVE TO THIS AGREEMENT. Delta has the corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby in accordance with the terms hereof. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Delta. This Agreement has been duly and validly executed and delivered by Delta and is, assuming due execution and delivery thereof by Republic or Chautauqua and that Republic or Chautauqua each has full legal power and right to enter into this Agreement, a valid and binding obligation of Delta, enforceable against Delta in accordance with its terms.

               (3) CONFLICTS; DEFAULTS. Neither the execution or delivery of this Agreement nor the performance by Delta of the transactions contemplated hereby will (i) violate, conflict with, or constitute a default under any of the terms of Delta's articles of incorporation, by-laws, or any provision of, or result in the acceleration of any obligation under, any contract, sales commitment, license, purchase order, security agreement, mortgage, note, deed, lien, lease, agreement or instrument, including without limitation, any order, judgment or decree relating to the Delta Connection Flights, (ii) result in the creation or imposition of any liens in favor of any third person or entity,
(iii) violate any law, statute, judgment, decree, order, rule or regulation of any governmental authority, or (iv) constitute any event which, after notice or lapse of time or both, would result in such violation, conflict, default, acceleration or creation or imposition of liens.

               (4) BROKER. Delta has not retained or agreed to pay any broker or finder with respect to this Agreement and the transactions contemplated hereby.

ARTICLE 17. RIGHT OF FIRST REFUSAL ON REGIONAL JETS.

     Subject to the rights of AA and AMR Corporation pursuant to its Existing Codeshare Agreement (or any Permitted Codeshare Amendment of such Existing Codeshare Agreement), and excluding any transaction (including without limitation any lease, sale/leaseback, leveraged lease, single investor lease or similar transaction) undertaken to finance or refinance the purchase or acquisition of any Aircraft or Excluded Aircraft, if at any time during the Term of this Agreement, Operator receives an offer, bid, inquiry or other expression of interest ("Offer") to purchase, lease, sublease, encumber or otherwise acquire any interest in, or to operate on behalf of any third party, any aircraft owned or leased by Operator (the "ROFR Aircraft"), which Offer Operator desires to accept, Operator will, within ten
(10) business days after the material terms and conditions of such Offer have been determined, notify Delta in writing of such Offer and the material terms and conditions thereof, including the time period for consummating such Offer (the "Offer Notice"). Upon receipt of an Offer Notice, Delta will have fifteen
(15) days to either (i) exercise its right of first refusal by providing written notice to Operator that it will consummate the transaction for or in connection with the ROFR Aircraft set forth in the Offer (the "Offered Aircraft") on the same terms and conditions that are set forth in the Offer Notice, or (ii) notify Operator that it does not wish to exercise its right of first refusal (failure to reply in such 15 day period shall be deemed to be an election by Delta not to exercise its right of first refusal). In the event Delta elects to exercise its right of first refusal, such election shall be binding and irrevocable and Operator and Delta shall consummate the transaction contemplated in the Offer Notice on the same terms and conditions that are set forth in the Offer Notice within the time period set forth in the Offer Notice. If Delta elects not to exercise its right of first refusal, Operator may consummate such transaction with the third party or parties making the Offer. Notwithstanding anything to the contrary herein, this Article 17 shall not be applicable to, and Operator shall have no obligation to provide Delta with an Offer Notice in connection with, (i) any Committed Aircraft, or (ii) any Option Aircraft; provided, however, such Option Aircraft are converted into firm orders by the appropriate designated carrier as set forth in Section 2(A) within the third anniversary of the effective date of this Agreement.

ARTICLE 18. MOST FAVORED NATIONS.

A. If at any time during the Term of this Agreement, Operator reaches an agreement in principle with any third party with respect to any new, amended and/or restated codesharing (or similar) relationship, other than a Permitted Codeshare Amendment, utilizing ERJ 135LR or ERJ 145LR aircraft (the "Third Party Agreement"), Operator must offer Delta, in writing, the right, on an all or nothing basis, to modify and amend this Agreement to incorporate the terms and conditions of such Third Party Agreement (the "MFN Offer"). The MFN Offer shall include all the material terms and conditions of the Third Party Agreement. Delta shall have thirty (30) days from receipt of the MFN Offer to elect whether or not to accept such MFN Offer. Upon Delta electing to accept the MFN Offer, the terms and conditions of such MFN Offer shall govern the Aircraft and this Agreement shall be modified and amended as appropriate.

B.   The parties acknowledge and agree that the rights granted to Delta in
Section 18(A) above shall not apply to any Excluded Aircraft.

ARTICLE 19. COVENANTS OF OPERATOR. Operator or Republic, as appropriate, hereby covenants and agrees that:

A. If requested by Delta at any time during the Term of this Agreement, Chautauqua shall place its flight designator code, "RP", on certain flights operated by Delta or an affiliate of Delta.

B.   [*]

----------
*Confidential

C. In the event that any of the Aircraft are owned and debt financed by Chautauqua, as soon as reasonably practicable, Chautauqua shall use commercially reasonable efforts to convert any such debt financing into an operating lease arrangement; provided any such lease (i) is financially more favorable than the existing debt financing and (ii) shall be subject to the prior written approval of Delta.

D. Upon the addition of any and each aircraft to the original twenty-two (22) Aircraft set forth on Exhibit A to be operated by Chautauqua pursuant to the terms and conditions of this Agreement, and any amendment thereto, Republic shall promptly issue to Delta a warrant to purchase 60,000 shares of Republic Common Stock in the form attached hereto as EXHIBIT E.

ARTICLE 20. CONTRACT INTERPRETATION.

A. This Agreement is subject to, and will be governed by and interpreted in accordance with, the internal laws of the State of New York, excluding conflicts of laws rules, and of the United States of America. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may only be brought in the courts of the State of Georgia, or, if it has or can acquire jurisdiction, in the United States District Court for the Northern District of Georgia, and each of the parties hereto irrevocably consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives, to the fullest extent permitted by law, any objection to venue laid therein. Process in any action or proceeding referred to in the proceeding sentence may be served on any party anywhere in the world. Each party further agrees to waive any right to a trial by jury.

B. The descriptive headings of the several articles and sections of this Agreement are inserted for convenience only, confer no rights or obligations on either party, and do not constitute a part of this Agreement.

C.   Time is of the essence in interpreting and performing this Agreement.

D. This Agreement, together with the Equity Agreements, constitutes the entire understanding between the parties with respect to the subject matter hereof, and any other prior or contemporaneous agreements, whether written or oral, are expressly superseded hereby.

E. If any part of any provision of this Agreement shall be invalid or unenforceable under applicable law, such part shall be ineffective to the extent of such invalidity or unenforceability only, without in any way affecting the remaining parts of such provision or the remaining provisions.

F. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which, taken together, shall constitute one and the same instrument.

ARTICLE 21. CIRCUMSTANCES BEYOND THE PARTIES' CONTROL.

With the exception of outstanding rights and obligations and payments that are due, each party will be relieved of its obligations under this Agreement in the event, to the extent and for the period of time that performance is delayed or prevented caused by any acts of God, acts of terrorism or hostilities, war, strike, labor disputes, work stoppage, fire, act of government, court order, in each case reasonably beyond the control of that party, including but not limited to, non-delivery or delay in delivery of the Aircraft or delay in the completion of required training of the Operator's employees by the Aircraft manufacturer or delay in the receipt of any necessary government or regulatory approvals (each, a "Force Majeure Event"). Each of the parties acknowledges that it may or may not realize the full economic or other benefits that it expects to realize from this Agreement and that any failure to realize any or all of such benefits shall not constitute a Force Majeure Event.

ARTICLE 21A. NON-EXCLUSIVE LICENSE GRANTED.

A. Operator will conduct all operations described herein under the service mark "Delta Connection." Delta hereby grants to Operator a nonexclusive, nontransferrable license to use certain trademarks, service marks, logos and trade names that Delta owns or has the right to use, including, "Delta," "Delta Connection," "SkyMiles," and the Delta widget design (collectively, the "Delta Marks") in connection with the services to be rendered by Operator pursuant to this Agreement; provided, however, that at any time during the Term of this Agreement, Delta may alter, amend or revoke the license hereby granted and require Operator's use of a new or different Delta Mark in connection with the services provided hereunder as Delta may determine in its sole discretion.

B. Operator hereby acknowledges Delta's right to use the Delta Marks, further acknowledges the validity of the Delta Marks, and agrees that it will not do anything in any way to infringe or abridge Delta's, or any of its affiliates', rights in the Delta Marks or directly or indirectly to challenge the validity of the Delta Marks.

C. Operator shall not use any of the Delta Marks without Delta's prior written consent.

D. Nothing in this Agreement shall be construed to give Operator the exclusive right to use any of the Delta Marks, or to abridge Delta's right to use or license any of its trademarks, service marks, trade names or logos (collectively, "Identification") and to license such other uses of such Identification as Delta or its affiliates may desire.

E. Should this Agreement be canceled or otherwise terminated for any reason as set forth in Article 11 hereof, all right to use the Delta Marks shall revert to Delta and shall not thereafter be used by Operator in any form or fashion.

F.   BRANDING.

     1. LIVERY. Each of the Aircraft shall be in the color scheme, including exterior paint and interior upholstery and appointments ("Livery") of the Delta Connection Livery, as provided by Delta to Chautauqua from time to time.

     2. ON BOARD BRANDING. Delta shall control and provide to Chautauqua at no cost all on board branding and in-flight materials including, without limitation, in-flight publications, food and beverage products, paper goods, service ware and flight attendant uniforms.

ARTICLE 22. MODIFICATION AND WAIVER.

No amendment, modification, supplement, termination or waiver of any provision of this Agreement, and no consent to any departure by any party therefrom, shall in any event be effective unless in writing signed by authorized representatives of all parties, and then only in the specific instance and for the specific purpose given.

ARTICLE 23. NOTICES.

     Unless otherwise provided herein, all notices, requests and other communications required or provided for hereunder shall be in writing (including telecopy or similar teletransmission or writing) and shall be given at the following addresses:

               (1) If to Delta:

                    Delta Air Lines, Inc.
                    1030 Delta Boulevard
                    Atlanta, GA  30354
                    Dept. 663
                    Attention: Senior Vice President - Network and Revenue
                     Management
                    Telecopy: (404) 773-5310

               with copies to:

                    Delta Air Lines, Inc.
                    1030 Delta Boulevard
                    Atlanta, GA  30354
                    Dept. 856
                    Attn: Sr. V.P. - Finance, Treasury and Corporate Development
                    Telecopy: (404) 677-1182

                    Delta Connection, Inc.
                    1025 Virginia Avenue
                    Suite 410
                    Atlanta, GA  30354
                    Dept. 009
                    Attn: Chief Financial Officer
                    Telecopy: (404) 677-6247

                    Delta Air Lines, Inc.

                    1030 Delta Boulevard
                    Atlanta, GA  30354
                    Dept. 981
                    Attn: Sr. V.P. and General Counsel
                    Telecopy: (404) 715-2233

               (2)  If to Operator:

                    Chautauqua Airlines, Inc.
                    2500 South High School Road
                    Suite 160
                    Indianapolis, IN  46241
                    Attention:  President
                    Telecopy:  317-484-6060

               with a copy to:

                    Wexford Capital LLC
                    411 West Putnam Avenue
                    Greenwich, CT  06830
                    Attention:  President
                    Telecopy:  203-862-7320
                       and
                    Attention: General Counsel
                    Telecopy:  203-862-7312

               (3)  If to Republic:

                    Republic Airways Holdings, Inc.
                    2500 South High School Road
                    Suite 160
                    Indianapolis, IN  46241
                    Attention: President
                    Telecopy:  317-484-6060

Any such notice, request or other communication shall be effective (i) if given by mail, upon the earlier of receipt or the third business day after such communication is deposited in the United States mails, registered or certified, with first class postage prepaid, addressed as aforesaid or (ii) if given by any other means including, without limitation, by air courier, when delivered at the address specified herein. Any party may change its address for notice purposes by notice to the other party in the manner provided herein.

ARTICLE 24. ASSIGNMENT.

This Agreement shall bind and inure to the benefit of Delta and Operator and their respective successors and assigns; provided, however, neither party may assign or transfer this Agreement or any portion hereof to any person or entity without the express written consent of the other party. Any assignment or transfer, by operation of law or otherwise, without such consent shall be null and void and of no force or effect.

ARTICLE 25. GOOD FAITH.

Each party shall exercise good faith in its dealings with the other party hereto and in performance of its obligations under this Agreement.

ARTICLE 26. CONFIDENTIALITY.

A. Except as otherwise provided below, each party shall, and shall ensure that its directors, officers, employees, affiliates and professional advisors (collectively, the "Representatives"), at all times, maintain strict confidence and secrecy in respect of all Confidential Information (as defined below) of the other party (including its affiliates) received directly or indirectly as a result of this Agreement. If a party (the "Disclosing Party") in good faith determines that it is required to disclose any Confidential Information of other party (the "Affected Party") in order to comply with any applicable law or government regulation, or under the terms of a subpoena or order issued by a court or governmental body, it shall (a) notify the Affected Party immediately of the existence, terms and circumstances surrounding such request, (b) consult with the Affected Party on the advisability of taking legally available steps to resist or narrow such request and (c) if any disclosure of Confidential Information is required to prevent the Disclosing Party from being held in contempt or subject to other legal penalty, furnish only such portion of the Confidential Information as it is legally compelled to disclose and use commercially reasonable efforts (at the cost of the party whose Confidential Information is being protected) to obtain an order or other reliable assurance that confidential treatment shall be accorded to the disclosed Confidential Information. Each party agrees to transmit Confidential Information only to such of its Representatives as required for the purpose of implementing and administering this Agreement, and shall inform such Representatives of the confidential nature of the Confidential Information and instruct such Representatives to treat such Confidential Information in a manner consistent with this Article 26.

     For purposes of this Agreement, "Confidential Information" shall mean
(a) all confidential or proprietary information of a party, including, without limitation, trade secrets, information concerning past, present and future research, development, business activities and affairs, finances, properties, methods of operation, processes and systems, customer lists, customer information (such as passenger name record or "PNR" data) and computer procedures and access codes; and (b) the terms and conditions of this Agreement, and any reports, invoices or other communications between the parties given in connection with the negotiation or performance of this Agreement; and (c) excludes (i) information already in a party's possession prior to its disclosure by other party; (ii) information obtained from a third person or entity that is not prohibited from transmitting such information to the receiving party as a result of a contractual, legal or fiduciary obligation to the party whose information is being disclosed; (iii) information that is or becomes generally available to the public, other than as a result of disclosure by a party in violation of this Agreement; or (iv) information that has been or is independently acquired or developed by a party, or its affiliate, without violating any of its obligations under this Agreement.

B.   Each party acknowledges and agrees that in the event of any breach of this
Article 26, the Affected Party shall be irreparably and immediately harmed and could not be made whole by monetary damages. Accordingly, it is agreed that, in addition to any other remedy at law or in equity, the Affected Party shall be entitled to an injunction or injunctions (without the posting of any bond and without proof of actual damages) to prevent breaches or threatened breaches of this Article 26 and/or to compel specific performance of this Article 26.

C. The confidential obligations of the parties under this Article 26 shall survive the termination or expiration of this Agreement.

ARTICLE 27. ADDITIONAL DOCUMENTS. Simultaneously with the execution of this Agreement, Republic shall provide to Delta the following securities, documents and agreements (the "Equity Agreements"), each in form and substance reasonably satisfactory to Delta and duly and validly executed and delivered by Republic:

     (i)    an IPO Warrant to purchase  1.5  million  shares of Republic  Common
            Stock;

     (ii) a Private Placement Warrant to purchase 1.5 million shares of Republic Common Stock at a price per share of $12.50;

     (iii) an Agreement relating to participation rights in Republic's initial public offering and other matters; and

     (iv)   a Registration Rights Agreement.

     IN WITNESS WHEREOF, the parties have executed this Agreement by their undersigned duly authorized representatives:

Republic Airways Holdings, Inc.            Delta Air Lines, Inc.


By: /s/ Robert H. Cooper                   By: /s/ Frederick Buttrell

Name: /s/ Robert H. Cooper                 Name: /s/ Frederick Buttrell

Title: EVP & CFO                           Title: /s/ President and CEO
                                                      Delta Connection, Inc.


Chautauqua Airlines, Inc.

By: /s/ Robert H. Cooper

Name: /s/ Robert H. Cooper

Title: EVP & CFO

                                      EXHIBIT A

                                      THE AIRCRAFT

             FIRM AIRCRAFT DELIVERY SCHEDULE

 Aircraft       Delivery             Date of:
  Number         Model       Delivery      In-Service
 --------       --------     --------      ----------
   DL-1           145         Oct-02        01-Nov-02
   DL-2           145         Nov-02        15-Nov-02
   DL-3           135         Nov-02        01-Dec-02
   DL-4           145         Dec-02        15-Dec-02
   DL-5           135         Dec-02        05-Jan-03
   DL-6           145         Jan-03        01-Feb-03
   DL-7           135         Feb-03        01-Mar-03
   DL-8           145         Mar-03        01-Apr-03
   DL-9           135         Apr-03        15-Apr-03
  DL-10           145         Apr-03        01-May-03
  DL-11           135         May-03        15-May-03
  DL-12           145         May-03        01-Jun-03
  DL-13           135         Jun-03        15-Jun-03
  DL-14           135         Jun-03        01-Jul-03
  DL-15           135         Jul-03        15-Jul-03
  DL-16           135         Jul-03        01-Aug-03
  DL-17           135         Aug-03        15-Aug-03
  DL-18           135         Aug-03        01-Sep-03
  DL-19           135         Sep-03        15-Sep-03
  DL-20           135         Sep-03        01-Oct-03
  DL-21           135         Oct-03        15-Oct-03
  DL-22           135         Oct-03        01-Nov-03

                                    EXHIBIT B

                                       [*]

----------
*Confidential

                                    EXHIBIT C

                                       [*]

----------
*Confidential

                                    EXHIBIT D

                                       [*]

----------
*Confidential

                                    EXHIBIT E


                           FORM OF ADDITIONAL WARRANT


                                See Exhibit 10.51

                                    EXHIBIT F

                  ENGINE MAINTENANCE AGREEMENT WITH ROLLS ROYCE

                                 (SEE ATTACHED)

Our ref: RRC-CHA-02

June 7, 2002
Chautauqua Airlines
2500 High School Road
Indianapolis, IN

ROLLS-ROYCE CORPORATION ("ROLLS-ROYCE") PROPOSAL IN RESPECT OF CHAUTAUQUA AIRLINES ("CHAUTAUQUA") ACQUIRING 7 EMBRAER ERJ 145 AIRCRAFT AND 15 EMBRAER ERJ 135 AIRCRAFT POWERED BY ROLLS-ROYCE CORPORATION AE 3007A ENGINES ("ENGINES").

We refer to the recent discussions between Delta Air Lines, Chautauqua and Rolls-Royce Corporation in respect of Chautauqua's decision to purchase 7 Firm Embraer ERJ 145 Aircraft and 15 Firm Embraer ERJ 135 Aircraft and 30 Option Aircraft. These Aircraft shall be purchased generally in accordance with a ratio of two thirds ERJ-135 Aircraft and one third ERJ-145 Aircraft.

We understand the delivery stream of the Firm Aircraft to be as follows:

                              ERJ - 145 Aircraft

                              1 - October 02,
                              1 - October 02,
                              1 - November 02,
                              1 - November 02,
                              1 - December 02,
                              1 - December 02,
                              1 - January 03.

                              ERJ - 135 Aircraft

                              1 - January 03,
                              1 - February 03,
                              1 - March 03,
                              2 - April 03,
                              2 - May 03,
                              2 - June 03,
                              2 - July 03,
                              2 - August 03,
                              2 - September 03,

                                                              [ROLLS-ROYCE LOGO]

SPARE ENGINES

Rolls-Royce has assessed that Chautauqua will require 4 Spare Engines to support the fleet of 22 Firm aircraft:

Quantity:               Four (4)

Firm Engines:

                                                       DELIVERY DATE
                              ENGINE TYPE         (EX-WORKS INDIANAPOLIS)
                     ----------------------------------------------------
                     one (1) AE3007A1P                 October 2002

                     one (1) AE3007A1P                February 2003

                     one (1) AE3007A1P                   May 2003

                     one (1) AE3007A1P                  July 2003

[*]

INITIAL PROVISIONING

In order to support the 22 Firm Aircraft Rolls-Royce Corporation will require Chautauqua to purchase US$[*] (2002 levels) of Initial Provisioning spare parts.

[*]

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* Confidential

FLEET HOUR AGREEMENTS

In accordance with the letter dated May 23rd from Rolls-Royce to Delta Air Lines, reference CH-DL-052202 and the letter dated June 3rd reference CH-DL-060302; Rolls-Royce is pleased to offer Chautauqua a [*] Fleet Hour Agreement, from EIS of the first Aircraft, at the following Fleet Hour Agreement rates.

The rates contained herein are predicated upon 22 Firm Aircraft and 30 Option Aircraft, the operating assumptions contained in this proposal, the purchase of the required levels of Spare Engines, Initial Provisioning and Tooling [*]

ENGINE SHOP VISIT COVERAGE

The Engine Shop Visit rates contained in the tables in Attachment A cover the following services for all Qualified Engine Events,

     -  Engine Shop Labor (strip, inspect, rework, rebuild, test, dispatch),
     - All parts requiring replacement or rework during engine shop visit (with the exception of time expired Life Limited Parts and Line Replaceable Units),
     -  All shop visit subcontract charges.

The Engine Shop Visit rate assumes use of normal take off rating (AT/O-1) for [*] of all take offs, and use of normal climb and normal cruise ratings for all flights. To the extent Chautauqua's usage of AT/O-1 differs from this assumption, then the Shop Visit Rate will vary in accordance with the table in Attachment C.

In the event of an early termination of the Fleet Hour Agreement, a reconciliation will be performed in accordance with Article 12.3 to the Fleet Hour Agreement between Rolls-Royce and Chautauqua dated March 23rd 2001.


LINE REPLACEABLE PARTS COVERAGE

Line Replaceable Parts may be covered within the Fleet Hour Agreement for $[*] per Engine Flying Hour at 2002 economics.

Line Replaceable Parts (LRPs) are defined as all Rolls-Royce supplied line replaceable external engine hardware on the AE 3007A Series engine, (including LRU's), having suffered a Qualified Event with the following exceptions:

- Any line replaceable internal engine components damaged by FOD (e.g. fan blades, spinner, fan bypass vanes, fan case, etc.)
- All life limited parts (LLPs), including those LLPs which are line replaceable.
- All industry standard "common-consumable" external parts without Rolls-Royce part number (e.g. nuts, bolts, o-rings, gaskets, etc.)

LIFE LIMITED PARTS COVERAGE

Life Limited Parts may be covered for the duration of the Fleet Hour Agreement at the rates contained in the matrices in Attachment B.

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*Confidential

MINOR FOREIGN OBJECT DAMAGE COVERAGE

Minor FOD would provide for parts repair or replacement as a result of non-negligent FOD damage or erosion during a non-FOD related engine shop visit, for a $[*] per Engine Flying Hour at 2002 economics.

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*Confidential

All of the above rates are provided at 2002 economics and are subject to escalation in accordance with the Supplemental Agreement between Rolls-Royce and Chautauqua reference RRC-CHA 140-01. [*]

Unless as specifically amended above, the terms and conditions of the existing Agreements between Rolls-Royce and Chautauqua shall apply.

FOR AND ON BEHALF OF ROLLS-ROYCE CORPORATION

/s/ Ian Crawford

Ian Crawford
Vice President Customer Business - Rolls-Royce Corporation
June 7th 2002.



----------
*Confidential

ATTACHMENT A
ENGINE SHOP VISIT MATRIX

The Engine Shop Visit rates contained below are stepped rates from EIS of the first aircraft at 2002 economics.

ERJ -145 FLEET - AE3007A1P

           STEPPED FHA RATES FOR AE3007A1P ENGINE SHOP VISIT COVERAGE

Step 1: Years 1-3                            Mission Length (FH/Cycle)
--------------------    ----------------------------------------------------------------
Utilization (FH/yr.)    0.7   0.8   0.9    1    1.1   1.2   1.3   1.4   1.5   1.6    1.7
--------------------    ----------------------------------------------------------------
         1800           [*]   [*]   [*]   [*]   [*]   [*]   [*]   [*]   [*]   [*]    [*]

         2000           [*]   [*]   [*]   [*]   [*]   [*]   [*]   [*]   [*]   [*]    [*]

         2200           [*]   [*]   [*]   [*]   [*]   [*]   [*]   [*]   [*]   [*]    [*]

         2400           [*]   [*]   [*]   [*]   [*]   [*]   [*]   [*]   [*]   [*]    [*]

         2600           [*]   [*]   [*]   [*]   [*]   [*]   [*]   [*]   [*]   [*]    [*]

         2800           [*]   [*]   [*]   [*]   [*]   [*]   [*]   [*]   [*]   [*]    [*]

         3000           [*]   [*]   [*]   [*]   [*]   [*]   [*]   [*]   [*]   [*]    [*]

         3200           [*]   [*]   [*]   [*]   [*]   [*]   [*]   [*]   [*]   [*]    [*]

Step 2: Years 4-6                            Mission Length (FH/Cycle)
--------------------    ----------------------------------------------------------------
Utilization (FH/yr.)    0.7   0.8   0.9    1    1.1   1.2   1.3   1.4   1.5   1.6    1.7
--------------------    ----------------------------------------------------------------
         1800           [*]   [*]   [*]   [*]   [*]   [*]   [*]   [*]   [*]   [*]    [*]

         2000           [*]   [*]   [*]   [*]   [*]   [*]   [*]   [*]   [*]   [*]    [*]

         2200           [*]   [*]   [*]   [*]   [*]   [*]   [*]   [*]   [*]   [*]    [*]

         2400           [*]   [*]   [*]   [*]   [*]   [*]   [*]   [*]   [*]   [*]    [*]

         2600           [*]   [*]   [*]   [*]   [*]   [*]   [*]   [*]   [*]   [*]    [*]

         2800           [*]   [*]   [*]   [*]   [*]   [*]   [*]   [*]   [*]   [*]    [*]

         3000           [*]   [*]   [*]   [*]   [*]   [*]   [*]   [*]   [*]   [*]    [*]

         3200           [*]   [*]   [*]   [*]   [*]   [*]   [*]   [*]   [*]   [*]    [*]

Step 3: Years 7-10                           Mission Length (FH/Cycle)
--------------------    ----------------------------------------------------------------
Utilization (FH/yr.)    0.7   0.8   0.9    1    1.1   1.2   1.3   1.4   1.5   1.6    1.7
--------------------    ----------------------------------------------------------------
         1800           [*]   [*]   [*]   [*]   [*]   [*]   [*]   [*]   [*]   [*]    [*]

         2000           [*]   [*]   [*]   [*]   [*]   [*]   [*]   [*]   [*]   [*]    [*]

         2200           [*]   [*]   [*]   [*]   [*]   [*]   [*]   [*]   [*]   [*]    [*]

         2400           [*]   [*]   [*]   [*]   [*]   [*]   [*]   [*]   [*]   [*]    [*]

         2600           [*]   [*]   [*]   [*]   [*]   [*]   [*]   [*]   [*]   [*]    [*]

         2800           [*]   [*]   [*]   [*]   [*]   [*]   [*]   [*]   [*]   [*]    [*]

         3000           [*]   [*]   [*]   [*]   [*]   [*]   [*]   [*]   [*]   [*]    [*]

         3200           [*]   [*]   [*]   [*]   [*]   [*]   [*]   [*]   [*]   [*]    [*]

----------
*Confidential

ERJ -135 FLEET - AE3007A1/3

           STEPPED FHA RATES FOR AE3007A1/3 ENGINE SHOP VISIT COVERAGE

Step 1: Years 1-3                            Mission Length (FH/Cycle)
--------------------    ----------------------------------------------------------------
Utilization (FH/yr.)    0.7   0.8   0.9    1    1.1   1.2   1.3   1.4   1.5   1.6    1.7
--------------------    ----------------------------------------------------------------
         1800           [*]   [*]   [*]   [*]   [*]   [*]   [*]   [*]   [*]   [*]    [*]

         2000           [*]   [*]   [*]   [*]   [*]   [*]   [*]   [*]   [*]   [*]    [*]

         2200           [*]   [*]   [*]   [*]   [*]   [*]   [*]   [*]   [*]   [*]    [*]

         2400           [*]   [*]   [*]   [*]   [*]   [*]   [*]   [*]   [*]   [*]    [*]

         2600           [*]   [*]   [*]   [*]   [*]   [*]   [*]   [*]   [*]   [*]    [*]

         2800           [*]   [*]   [*]   [*]   [*]   [*]   [*]   [*]   [*]   [*]    [*]

         3000           [*]   [*]   [*]   [*]   [*]   [*]   [*]   [*]   [*]   [*]    [*]

         3200           [*]   [*]   [*]   [*]   [*]   [*]   [*]   [*]   [*]   [*]    [*]

Step 2: Years 4-6                            Mission Length (FH/Cycle)
--------------------    ----------------------------------------------------------------
Utilization (FH/yr.)    0.7   0.8   0.9    1    1.1   1.2   1.3   1.4   1.5   1.6    1.7
--------------------    ----------------------------------------------------------------
         1800           [*]   [*]   [*]   [*]   [*]   [*]   [*]   [*]   [*]   [*]    [*]

         2000           [*]   [*]   [*]   [*]   [*]   [*]   [*]   [*]   [*]   [*]    [*]

         2200           [*]   [*]   [*]   [*]   [*]   [*]   [*]   [*]   [*]   [*]    [*]

         2400           [*]   [*]   [*]   [*]   [*]   [*]   [*]   [*]   [*]   [*]    [*]

         2600           [*]   [*]   [*]   [*]   [*]   [*]   [*]   [*]   [*]   [*]    [*]

         2800           [*]   [*]   [*]   [*]   [*]   [*]   [*]   [*]   [*]   [*]    [*]

         3000           [*]   [*]   [*]   [*]   [*]   [*]   [*]   [*]   [*]   [*]    [*]

         3200           [*]   [*]   [*]   [*]   [*]   [*]   [*]   [*]   [*]   [*]    [*]

Step 3: Years 7-10                           Mission Length (FH/Cycle)
--------------------    ----------------------------------------------------------------
Utilization (FH/yr.)    0.7   0.8   0.9    1    1.1   1.2   1.3   1.4   1.5   1.6    1.7
--------------------    ----------------------------------------------------------------
         1800           [*]   [*]   [*]   [*]   [*]   [*]   [*]   [*]   [*]   [*]    [*]

         2000           [*]   [*]   [*]   [*]   [*]   [*]   [*]   [*]   [*]   [*]    [*]

         2200           [*]   [*]   [*]   [*]   [*]   [*]   [*]   [*]   [*]   [*]    [*]

         2400           [*]   [*]   [*]   [*]   [*]   [*]   [*]   [*]   [*]   [*]    [*]

         2600           [*]   [*]   [*]   [*]   [*]   [*]   [*]   [*]   [*]   [*]    [*]

         2800           [*]   [*]   [*]   [*]   [*]   [*]   [*]   [*]   [*]   [*]    [*]

         3000           [*]   [*]   [*]   [*]   [*]   [*]   [*]   [*]   [*]   [*]    [*]

         3200           [*]   [*]   [*]   [*]   [*]   [*]   [*]   [*]   [*]   [*]    [*]

----------
*Confidential

ATTACHMENT B
LIFE LIMITED PARTS MATRIX

The Life Limited Parts rates contained below are a $ per Engine Flight Hour rate from EIS of the first aircraft at 2002 economics.

ERJ - 145 FLEET - AE3007A1P

                                             Mission Length (FH/Cycle)
                        ----------------------------------------------------------------
                        0.7   0.8   0.9    1    1.1   1.2   1.3   1.4   1.5   1.6    1.7
                        ----------------------------------------------------------------
         1800           [*]   [*]   [*]   [*]   [*]   [*]   [*]   [*]   [*]   [*]    [*]

         2000           [*]   [*]   [*]   [*]   [*]   [*]   [*]   [*]   [*]   [*]    [*]

         2200           [*]   [*]   [*]   [*]   [*]   [*]   [*]   [*]   [*]   [*]    [*]

         2400           [*]   [*]   [*]   [*]   [*]   [*]   [*]   [*]   [*]   [*]    [*]

         2600           [*]   [*]   [*]   [*]   [*]   [*]   [*]   [*]   [*]   [*]    [*]

         2800           [*]   [*]   [*]   [*]   [*]   [*]   [*]   [*]   [*]   [*]    [*]

         3000           [*]   [*]   [*]   [*]   [*]   [*]   [*]   [*]   [*]   [*]    [*]

         3200           [*]   [*]   [*]   [*]   [*]   [*]   [*]   [*]   [*]   [*]    [*]


ERJ - 135 FLEET - AE3007A1/3

                                             Mission Length (FH/Cycle)
                        ----------------------------------------------------------------
                        0.7   0.8   0.9    1    1.1   1.2   1.3   1.4   1.5   1.6    1.7
                        ----------------------------------------------------------------
         1800           [*]   [*]   [*]   [*]   [*]   [*]   [*]   [*]   [*]   [*]    [*]

         2000           [*]   [*]   [*]   [*]   [*]   [*]   [*]   [*]   [*]   [*]    [*]

         2200           [*]   [*]   [*]   [*]   [*]   [*]   [*]   [*]   [*]   [*]    [*]

         2400           [*]   [*]   [*]   [*]   [*]   [*]   [*]   [*]   [*]   [*]    [*]

         2600           [*]   [*]   [*]   [*]   [*]   [*]   [*]   [*]   [*]   [*]    [*]

         2800           [*]   [*]   [*]   [*]   [*]   [*]   [*]   [*]   [*]   [*]    [*]

         3000           [*]   [*]   [*]   [*]   [*]   [*]   [*]   [*]   [*]   [*]    [*]

         3200           [*]   [*]   [*]   [*]   [*]   [*]   [*]   [*]   [*]   [*]    [*]

----------
*Confidential

ATTACHMENT C
AT/O-1 USAGE MATRIX

The Shop Visit rate assumes use of normal take off rating (AT/O-1) for [*]% of all take offs, and use of normal climb and normal cruise ratings for all flights. To the extent Chautauqua's usage of AT/O-1 differs from this assumption, then the Shop Visit Rate will vary in accordance with the following table:

        PERCENT OF FLIGHTS   PERCENT OF FLIGHTS   RATE ADJUSTMENT FOR AE 3007 ENGINES
        USING AT/0-1 POWER   USING T/0-1 POWER
        ------------------   ------------------   -----------------------------------
              100.0%                0.0%                          [*]

               95.0%                5.0%                          [*]

               90.0%               10.0%                          [*]

               85.0%               15.0%                          [*]

               80.0%               20.0%                          [*]

               75.0%               25.0%                          [*]

               70.0%               30.0%                          [*]

               65.0%               35.0%                          [*]

               60.0%               40.0%                          [*]

               55.0%               45.0%                          [*]

               50.0%               50.0%                          [*]

               45.0%               55.0%                          [*]

               40.0%               60.0%                          [*]

               35.0%               65.0%                          [*]

               30.0%               70.0%                          [*]

               25.0%               75.0%                          [*]

               20.0%               80.0%                          [*]

               15.0%               85.0%                          [*]

               10.0%               90.0%                          [*]

                5.0%               95.0%                          [*]

                0.0%              100.0%                          [*]

----------
*Confidential